EX-99.B-10.a

                        Consent of Independent Auditors


The Board of Directors
Jackson National Life Insurance Company of New York

We consent to the use of our reports on the financial statements of Jackson National Life Insurance Company of New York dated February 2, 2001, and on the financial statements of the sub-accounts of JNLNY Separate Account - I, dated February 2, 2001, and to the reference to our firm with respect to the financial statements included in the Statement of Additional Information in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-48822) of JNLNY Separate Account - I.

                                                     KPMG, LLP

Detroit, Michigan
April 20, 2001
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